UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2009

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 23, 2009, the Board of Directors of DSP Group, Inc. (the “Company”), upon the recommendation of Eliyahu Ayalon, unanimously approved the appointment of Ofer Elyakim as the Chief Executive Officer of the Company, effective as of July 23, 2009. Mr. Elyakim has been an executive officer of the Company in his capacity as Senior Vice President, President of South East Asia Operations and Director of Investor Relations of the Company prior to his new position.

Concurrent with Mr. Elyakim’s appointment, Mr. Ayalon stepped down as Chief Executive Officer but will retain his role as Executive Chairman of the Board of Directors of the Company.

There are no material plans, contracts or arrangements, or any material amendment thereto, between either of Messrs. Elyakim or Ayalon and the Company to which either of them is a party or in which either of them participates that is entered into in connection with their new positions with the Company. No change has been made to either Messrs. Elyakim or Ayalon’s current compensation arrangements with the Company in connection with their new positions with the Company.

There are no related party transactions exceeding $120,000 between either of Messrs. Elyakim or Ayalon and the Company in which either of them has a direct or indirect material interest. There are no family relationships between either of Messrs. Elyakim or Ayalon and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: July 28, 2009	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer and Secretary

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